SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2005

aaiPharma Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices) (Zip Code)

(910) 254-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

     On March 24, 2005, aaiPharma Inc. (the “registrant”) received federal tax refunds of approximately $11.3 million. Under the terms of the registrant’s senior secured credit facilities, the registrant was obligated to use all but $1.0 million of the proceeds from these tax refunds to permanently repay term loan debt under its senior credit facilities by March 28, 2005. On March 29, 2005, the registrant executed a Waiver and Consent Agreement (the “First Waiver”), effective as of March 28, 2005, with its subsidiaries Applied Analytical Industries Learning Center, Inc., AAI Technologies, Inc., AAI Properties, Inc., AAI Japan, Inc., Kansas City Analytical Services, Inc., AAI Development Services, Inc., a Massachusetts corporation, aaiPharma, LLC and AAI Development Services, Inc., a Delaware corporation, and with Silver Point Finance, LLC, as collateral agent, Bank of America, N.A., as administrative agent, letter of credit issuer and a lender, and Sea Pines Funding LLC, TRS Thebe LLC, SIL Loan Funding LLC, SPCP Group LLC, SPF CDO I, LLC and Goldman Sachs Credit Partners L.P. as lenders.

     The First Waiver, which relates to the Financing Agreement, dated as of April 23, 2004 (as amended, the “Financing Agreement”) by and among the same parties, waived the requirement that all but $1.0 million of the proceeds from these tax refunds be used by the registrant to permanently repay term loan debt under its senior credit facilities until the earlier of (1) March 31, 2005 and (2) the date on which the parties could agree in writing upon an alternate application of these tax refund proceeds. During this waiver period, the registrant was not permitted to use the proceeds from the tax refunds for any purpose whatsoever and the senior lenders were granted exclusive control over the use of such proceeds. The First Waiver is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the First Waiver contained herein is qualified in its entirety by the terms of the First Waiver incorporated herein by reference.

     On March 31, 2005, the same parties executed a Waiver, Consent and Agreement (the “Second Waiver”) which also relates to the Financing Agreement. The Second Waiver is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The description of the Second Waiver below is qualified in its entirety by the terms of the Second Waiver incorporated herein by reference.

     The Second Waiver permits the registrant to immediately use approximately $5.7 million of the proceeds of the tax refunds for working capital expenses and other general corporate purposes. The remaining $5.6 million of the proceeds of the tax refunds are required to be used to pay down debt under the revolving credit portion of the registrant’s senior credit facilities. The Second Waiver permits the registrant to re-borrow this amount in weekly increments, without meeting the conditions for borrowings contained in the Financing Agreement, that are in accordance with a budget that specifies certain projected working capital expenses on a weekly basis, and provided that working capital expenses and cash receipts are within 15% of the budgeted amounts.

     In addition, pursuant to the Second Waiver, the agents and the lenders under the registrant’s senior credit facilities have agreed to forbear during a forbearance period set forth therein from exercising their rights and remedies under the Financing Agreement and the other loan documents relating to the registrant’s senior credit facilities, including acceleration of the debt thereunder, in respect of certain specified events of default under such facility that are listed on Annex I to the Second Waiver.

     The forbearance period will terminate on the earliest to occur of the following dates: (1) April 30, 2005, (2) the date on which the registrant breaches any of its obligations under the Second Waiver and (3) the date of occurrence of any event of default (other than the existing defaults specified in the Second Waiver) under the Financing Agreement or any of the other loan documents relating to the registrant’s senior secured credit facilities. Upon termination of the forbearance period, any remaining proceeds of the tax refunds will be used to permanently repay term loan debt under the registrant’s senior credit facilities.

     The Second Waiver requires the registrant to pay a waiver fee, which fee was paid with the proceeds of a separate borrowing under the revolving portion of the registrant’s senior credit facilities, and to pay the out-of-pocket expenses of the agents and lenders under its senior credit facilities (including fees and expenses of counsel and financial advisors). The Second Waiver also increases the interest rates payable on all of the loans and the fees payable on letters of credit issued under the registrant’s senior credit facilities by 2%.

     As a condition precedent to the Second Waiver, the registrant entered into an exclusivity agreement (the “Exclusivity Agreement”) between the registrant and a potential purchaser of certain assets of the registrant’s pharmaceutical products division, which Exclusivity Agreement provides for a three-week exclusivity period in favor of the potential purchaser with respect to its potential purchase of certain assets of the registrant’s pharmaceutical products division. The Exclusivity Agreement does not apply to an offer by a third party to restructure, recapitalize, refinance, purchase or otherwise acquire all or substantially all of the registrant’s debt or equity securities or all or substantially all of the registrant’s assets. The Exclusivity Agreement is not a binding agreement between the registrant and the potential purchaser with respect to a sale of any assets of the registrant’s pharmaceutical products division, and the registrant cannot provide any assurance that any material asset sale will be agreed upon or completed.

     A summary of the material terms and conditions of the registrant’s existing senior credit facilities is included in Item 2.03 of the Form 8-K filed by the registrant on November 4, 2004 and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation

     On March 31, 2004, several defaults and events of default existed under the registrant’s senior credit facilities, which defaults are listed in Annex I to the Second Waiver which is filed as Exhibit 10.2 to this report and is incorporated by reference herein. Pursuant to the Second Waiver, the lenders and agents under the senior credit facilities have agreed to forbear from taking action with respect to these defaults subject to the terms of the Second Waiver described in Item 1.01 of this report, which is incorporated by reference herein. On March 31, 2005, following application of $5.6 million of the proceeds of the tax refunds to reduce debt under the revolving credit portion of the registrant’s senior credit facilities and the separate borrowing of the amount of the waiver fee due with respect to the Second Waiver, the outstanding amount of debt under those facilities was $170.2 million. The amount of outstanding indebtedness under the senior credit facilities may increase by an additional $5.6 million if, as permitted by the

Second Waiver, the registrant re-borrows the amount of proceeds of the tax refund that were applied to reduce the revolving credit portion of the senior credit facilities. If the registrant ceases to satisfy the conditions for continued forbearance set forth in the Second Waiver and the registrant has not cured the existing defaults and events of default, the lenders under the senior credit facilities may declare the entire amount of the indebtedness immediately due and payable.

     On April 1, 2005, the registrant failed to make the interest payment then due on its $175 million 11.5% senior subordinated notes due 2010. The registrant has continued its discussions with advisors to an ad hoc committee of holders of its notes regarding a potential restructuring. The failure of the registrant to make the interest payment within 30 days after April 1, 2005 will entitle the holders of 25% of the outstanding amount of the notes or the trustee under the indenture governing the notes to declare the outstanding amount of the notes immediately due and payable. Failure to pay this interest payment on the notes within 30 days after April 1, 2005 would constitute an event of default under the senior credit facilities. The registrant’s failure to timely file its annual report on Form 10-K for the year ended December 31, 2004 and failure to provide certain certificates due under the indenture governing its senior subordinated notes also would constitute events of default under the notes 60 days after notice from the trustee or the holders of 25% of the outstanding principal amount of the notes. No such notice has been received by the registrant as of the date hereof. Moreover, acceleration of the debt under the senior credit facilities would constitute an event of default with respect to the notes.

Item 7.01 Regulation F-D Disclosure.

     On April 4, 2005, the registrant issued a press release summarizing certain matters described in this report. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Waiver and Consent Agreement effective as of March 28, 2005

Exhibit 10.2	Waiver, Consent and Agreement dated as of March 31, 2005

Exhibit 99.1	Press release dated April 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005

aaiPharma Inc.

By:	/s/ Matthew E. Czajkowski Matthew E. Czajkowski, Chief Administrative Officer and Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Waiver and Consent Agreement effective as of March 28, 2005

Exhibit 10.2	Waiver, Consent and Agreement dated as of March 31, 2005

Exhibit 99.1	Press release dated April 4, 2005